UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 12, 2004

                                TEGAL CORPORATION

               (Exact Name of Registrant as Specified in Charter)

         Delaware                      0-26824               68-0370244
(State or Other Jurisdiction of      (Commission          (I.R.S. Employer
          Incorporation)             File Number)         Identification No.)

                          2201 South McDowell Boulevard
                           Petaluma, California 94955
                    (Address of Principal Executive Offices)


                                 (707) 763-5600
              (Registrant's telephone number, including area code)


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ITEM 5.  Other Events.

         On February 11, 2004, we entered into a structured secondary offering facility (the "Structured Secondary") with Kingsbridge Capital Limited ("Kingsbridge"). Under the terms of a Common Stock Purchase Agreement (the "Purchase Agreement") entered into by the Company and Kingsbridge on such date with respect to the Structured Secondary, we may, at our sole discretion, sell to Kingsbridge, and Kingsbridge would be obligated to purchase, up to $25 million of shares of our Common Stock, par value $0.01 per share (the "Common Stock"). The price at which we may sell shares of Common Stock under the Purchase Agreement is based on a discount to the volume weighted average market price of the Common Stock for a specified number of trading days following each of our respective elections to sell shares thereunder. We may utilize the Structured Secondary over the next 24 months from time to time in our sole discretion, subject to various conditions and terms contained in the Purchase Agreement.

         In connection with our entering into the Structured Secondary, we issued to Kingsbridge a warrant (the "Warrant") to purchase 300,000 shares of Common Stock at an exercise price of $4.11 per share. The Warrant will not be exercisable until August 11, 2004, and will expire on August 11, 2009.

         The Company and Kingsbridge also entered into a Registration Rights Agreement (the "Registration Rights Agreement") in connection with the Structured Secondary. As contemplated by the Registration Rights Agreement, the Company will file a registration statement with the Securities and Exchange Commission relating to the resale by Kingsbridge of any shares of Common Stock purchased by Kingsbridge under the Purchase Agreement or issued to Kingsbridge as a result of the exercise of the Warrant. The effectiveness of such registration statement is a condition precedent to our ability to sell Common Stock to Kingsbridge under the Purchase Agreement.

         A copy of the Purchase Agreement, the Warrant, the Registration Rights Agreement and related press release are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 99.1, respectively, and incorporated herein by reference. The foregoing descriptions of the Purchase Agreement, the Warrant and the Registration Rights Agreement are qualified in their entirety by reference to such Exhibits.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

 (c)     Exhibits

         10.1 Common Stock Purchase Agreement by and between Kingsbridge Capital Limited and Tegal Corporation, dated as of February 11, 2004.

         10.2 Warrant, dated February 11, 2004, issued to Kingsbridge Capital Limited.

         10.3 Registration Rights Agreement, dated as of February 11, 2004, by and between Tegal Corporation and Kingsbridge Capital Limited.

         99.1     Press Release, dated February 12, 2004.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  February 12, 2004                TEGAL CORPORATION
                                        (registrant)


                                        By: /s/ Thomas R. Mika
                                            ---------------------------------
                                        Name: Thomas R. Mika
                                        Its: Chief Financial Officer


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

                                  EXHIBIT INDEX

10.1 Common Stock Purchase Agreement by and between Kingsbridge Capital Limited and Tegal Corporation, dated as of February 11, 2004.

10.2     Warrant,  dated  February  11,  2004,  issued  to  Kingsbridge  Capital
         Limited.

10.3 Registration Rights Agreement, dated as of February 11, 2004, by and between Tegal Corporation and Kingsbridge Capital Limited.

99.1     Press Release, dated February 12, 2004.